UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  ☒                             Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☐	Definitive additional materials

☒	Soliciting material pursuant to Rule 14a-12

RUSSELL INVESTMENT COMPANY

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

Russell Proxy Voting Information

Proposed acquisition of Frank Russell Company by the London Stock Exchange Group plc

On June 26, 2014, the London Stock Exchange Group plc (LSEG) announced it reached an agreement with Northwestern Mutual to purchase Frank Russell Company.

LSEG and Russell are working together to obtain the necessary shareholder and regulatory approvals for this acquisition, targeting to close the transaction in late 2014 or early Q1 2015.

Fund shareholders and policy owners will receive proxy statements related to this acquisition

As a result of this acquisition, the current investment advisory agreement between each Fund of Russell Investment Company (RIC) and Russell Investment Funds (RIF), respectively, and Russell Investment Management Company (RIMCo), each Fund’s current investment advisor, will terminate. Policy owners and most shareholders will receive a proxy statement asking them to approve a new investment advisory agreement that allows RIMCo to continue to serve as investment advisor to that Fund following the acquisition (the “Post-Transaction Agreement”).

For most RIC and RIF Funds, the proxy statement that shareholders and policy owners receive will include an additional proposal to:

Approve a new investment advisory agreement between each Fund and RIMCo that reflects updated terms and, if approved by shareholders or policy owners, will go into effect in lieu of the Post-Transaction Agreement following the acquisition or, if the acquisition is not consummated, will replace the Fund’s existing investment advisory agreement (the “New Agreement). Specifically, the New Agreement will provide RIMCo with greater flexibility in managing the Funds and update the Funds’ existing investment advisory agreement to reflect current industry practices.

Shareholders and policy owners with multiple funds will receive one proxy statement and a proxy card or voting instruction card for each fund they hold or have a beneficial interest in.

PROXY VOTING INFORMATION

Shareholders and policy owners can vote their shares by:

•	Mail: Sign, date, and complete the reverse side of the proxy card(s) or voting instruction card(s) and return in the postage-paid envelope provided.

•	Internet: Log on to the website address located on the proxy card(s) or voting instruction card(s). The control number found on the proxy card(s) or voting instruction card(s) is needed to vote by internet.

•	Touchtone Phone: Call the toll-free number on the proxy card(s) or voting instruction card(s) and follow the automated instructions. The proxy card(s) or voting instruction card(s) must be available at the time of the call.

Should shareholders require additional information regarding the proxy, they may call the proxy solicitor toll-free at 1-844-253-1478.

PLEASE READ THE APPLICABLE PROXY STATEMENT WHEN IT IS AVAILABLE. IT CONTAINS IMPORTANT INFORMATION. RUSSELL INVESTMENT COMPANY AND RUSSELL INVESTMENT FUNDS WILL MAIL THE PROXY STATEMENTS TO SHAREHOLDERS AND POLICY OWNERS OF RECORD AS OF AUGUST 25, 2014, AND THEY ARE ALSO AVAILABLE WITHOUT CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE OR BY CLICKING THE LINK ON THIS WEBSITE.